EXHIBIT 99.1

WESTERN GAS ANNOUNCES MARCELLUS ACQUISITIONS AND

FOURTH-QUARTER AND FULL-YEAR 2012 RESULTS

PROVIDES OUTLOOK FOR 2013

HOUSTON, February 27, 2013 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) today announced that it has agreed to acquire a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Petroleum Corporation (NYSE: APC) for total consideration of $490 million (the “Anadarko Acquisition”). The Partnership also announced that it has agreed to acquire a 33.75% interest in the Larry’s Creek, Seely and Warrensville gas gathering systems from an affiliate of Chesapeake Energy Corporation (NYSE: CHK) for total consideration of $133.5 million (the “Third-Party Acquisition”). The assets in both the Anadarko Acquisition and the Third-Party Acquisition serve production from the Marcellus shale in north-central Pennsylvania and have current total combined throughput of over 1.2 Bcf/d.

“These immediately accretive Marcellus acquisitions further enhance both our geographic diversity and our fee-based asset portfolio,” said Chief Operating Officer, Danny Rea. “We expect that the high quality of the underlying resources in combination with the large inventory of wells not yet connected to the systems will provide significant near-term growth.”

The Partnership intends to finance the Anadarko Acquisition with approximately $220 million of cash on hand, the borrowing of $246 million on its revolving credit facility and the issuance of 449,129 common units to Anadarko at an implied price of approximately $54.55 per unit. The transaction will be immediately accretive to the Partnership, with the acquisition price representing an approximate 7.6 times multiple of the assets’ forecasted 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”). The transaction is expected to close on March 1, 2013.

The Partnership intends to finance the Third-Party Acquisition with borrowings on its revolving credit facility. The transaction will be immediately accretive to the Partnership, with the acquisition price representing an approximate 9.7 times multiple of the assets’ forecasted 2013 EBITDA. The acquisition is expected to close by March 15, 2013.

The terms of the Anadarko Acquisition were unanimously approved by the board of directors of the Partnership’s general partner and by the board’s special committee, which is comprised entirely of independent directors. The special committee engaged Evercore Partners to act as its financial advisor and Bracewell & Giuliani LLP to act as its legal advisor.

FOURTH QUARTER AND FULL-YEAR 2012 RESULTS

The Partnership and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today also announced fourth-quarter and full-year 2012 financial and operating results.

“WES delivered an 18% distribution growth rate while maintaining healthy coverages and received its second investment-grade credit rating, and we successfully launched the initial public offering of WGP,” said President and Chief Executive Officer, Don Sinclair. “While we believe the challenges in the NGL markets that we experienced in 2012 will continue in 2013, our high-quality portfolio, combined with our ability to consistently execute accretive acquisitions from our sponsor, positions us to deliver consistent growth.”

WESTERN GAS PARTNERS, LP

Net income (loss) available to limited partners for 2012, which includes results from the additional 24% interest in Chipeta Processing, LLC (“Chipeta”) beginning August 1, 2012, totaled $78.9 million, or $0.84 per common unit (diluted), with full-year 2012 Adjusted EBITDA (1) of $327.7 million and full-year 2012 Distributable cash flow (1) of $264.4 million.

Net income (loss) available to limited partners for the fourth quarter of 2012 totaled $(26.6) million, or $(0.27) per common unit (diluted), with fourth-quarter 2012 Adjusted EBITDA (1) of $83.3 million and fourth-quarter 2012 Distributable cash flow (1) of $67.2 million.

(1)	Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

The Partnership paid a quarterly distribution of $0.52 per unit for the fourth quarter of 2012 on February 12, 2013, to unitholders of record at the close of business on February 1, 2013. This distribution represents a 4% increase over the prior quarter and an 18% increase over the fourth-quarter 2011 distribution of $0.44 per unit. The full-year 2012 distribution of $1.96 per unit represents an 18% increase over the full-year 2011 distribution. The fourth-quarter 2012 Coverage ratio (1) was 1.02 times, based on the $0.52 per unit distribution and including distributions on the 8.9 million common and general partner units sold to WGP after its initial public offering (“IPO”) in December 2012.

Total throughput attributable to the Partnership for the fourth quarter of 2012 averaged 2.5 Bcf/d, flat with the prior quarter and 8% above the fourth quarter of 2011. For the full-year 2012, throughput attributable to the Partnership averaged 2.4 Bcf/d, 9% above the prior year average. These results include the net throughput attributable to the Mountain Gas Resources (“MGR”) and Bison assets acquired from Anadarko for all periods of comparison, throughput attributable to the Platte Valley system beginning March 2011, and throughput attributable to the recently acquired 24% interest in Chipeta beginning August 2012.

Excluding acquisitions, capital expenditures attributable to the Partnership on a cash basis totaled $154.7 million during the fourth quarter of 2012. Of this amount, maintenance capital expenditures were approximately $6.2 million, or 7% of Adjusted EBITDA (1). For the full-year 2012, capital expenditures attributable to the Partnership totaled $423.8 million on a cash basis, excluding acquisitions and including the capital expenditures associated with the 24% interest in Chipeta beginning August 1, 2012. Capital expenditures attributable to the Partnership on an accrual basis and excluding acquisitions totaled $162.8 million during the fourth quarter of 2012 and $491.0 million for the full-year 2012.

WESTERN GAS EQUITY PARTNERS, LP

As of December 31, 2012, WGP indirectly owned the 2% general partner interest and 100% of the incentive distribution rights in WES and 49,296,205 WES common units. WGP presents its results consolidated with those of WES. WGP closed its IPO on December 12, 2012, and the results for the periods prior to the IPO are therefore attributable to subsidiaries of Anadarko.

Net income (loss) available to limited partners for the 20-day period beginning on the date the IPO closed through December 31, 2012, totaled $(9.8) million, or $(0.04) per common unit (diluted) for the fourth-quarter and full-year 2012, based on the number of common units issued in connection with the IPO.

Net income (loss) attributable to WGP for the fourth-quarter and full-year 2012 totaled $(1.5) million and $34.0 million, respectively. Included in reported net income (loss) for the fourth-quarter and full-year 2012 is income tax (benefit) expense attributable to the pre-IPO period. Income generated by WGP is not subject to federal income tax subsequent to the IPO.

WGP previously paid a prorated quarterly distribution of $0.03587 per unit for the fourth quarter of 2012 on February 21, 2013, to unitholders of record at the close of business on February 1, 2013. This distribution was the first paid by WGP and corresponds to a quarterly distribution of $0.165 per unit, or $0.66 per unit on an annualized basis. The initial distribution was prorated for the 20-day period from the date of the closing of WGP’s IPO on December 12, 2012, through the end of the quarter, pursuant to the terms of WGP’s partnership agreement.

WGP received distributions from WES of $8.0 million attributable to the 20-day period following its IPO and subsequently paid out $7.9 million in distributions for the prorated fourth quarter of 2012.

2013 WES OUTLOOK

Based on the current forecast, which includes the effects of the Anadarko Acquisition and the Third-Party Acquisition, WES’s Adjusted EBITDA (1) for 2013 is expected to be between $410 million and $450 million. Total cash basis capital expenditures excluding acquisitions are expected to be between $550 million and $600 million with maintenance capital expenditures expected to be between 9% and 12% of Adjusted EBITDA (1). The 2013 forecast includes the completion of the Partnership’s Brasada and Lancaster plants, which will serve the Eagleford shale and the DJ Basin. WES continues to expect to meet its previously stated goal of no less than 15% distribution growth in 2013. Details surrounding the 2013 forecast will be provided during the Partnership’s earnings conference call.

2013 WGP OUTLOOK

Based on the previously announced expectation of no less than 15% distribution growth at WES, WGP expects that its 2013 distribution growth will be no less than 33%.

CONFERENCE CALL TOMORROW AT 11 A.M. CST

Western Gas Partners and Western Gas Equity Partners will host a joint conference call on Thursday, February 28, 2013, at 11 a.m. Central Standard Time (12 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2012 results and the outlook for 2013. To participate via telephone, please dial 877.621.4819 and enter participant code 88744809. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the website for approximately two weeks following the conference call.

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East, West and South Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko and other producers and customers.

Western Gas Equity Partners, LP (“WGP”) is a Delaware limited partnership formed by Anadarko to own three types of interests in WES: (i) the 2.0% general partner interest, through WGP’s 100% ownership of WES’s general partner; (ii) all of the incentive distribution rights in WES; and (iii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners and Western Gas Equity Partners believe that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” sections of WES’s most recent Form 10-K and WGP’s Form S-1 registration statement filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners and Western Gas Equity Partners. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

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WESTERN GAS CONTACT

Benjamin Fink, CFA

SVP, Chief Financial Officer and Treasurer

832.636.6010

benjamin.fink@westerngas.com

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of the Partnership’s Distributable cash flow (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP) and Adjusted EBITDA (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP) and net cash provided by operating activities (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the Partnership’s Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of the Partnership’s financial performance compared to other publicly traded partnerships and are useful in assessing the Partnership’s ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures (as applicable), such as operating income (loss) or cash flows from operating activities.

Distributable Cash Flow

The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures and income taxes.

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2012		2011	2012		2011
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$(16,971)		$40,014	$106,986		$174,243
Add:
Distributions from equity investees	5,057		4,011	20,660		15,999
Non-cash equity-based compensation expense (1)	57,101		7,519	73,508		13,754
Interest expense, net (non-cash settled)	82		—	326		—
Income tax expense	559		3,454	1,258		19,018
Depreciation, amortization and impairments (2)	35,418		32,869	114,932		109,151
Other expense (2)	—		—	1,665		3,683
Less:
Equity income, net	5,359		3,579	16,111		11,261
Cash paid for maintenance capital expenditures (2) (3)	6,187		7,709	31,730		28,293
Capitalized interest	2,369		286	6,196		420
Cash paid for income taxes	—		—	495		190
Other income (2) (4)	181		288	368		2,049
Interest income, net (non-cash settled)	—		5,343	—		11,660
Distributable cash flow	$67,150		$70,662	$264,435		$281,975

Distributions declared (5)
Limited partners	$54,424			$190,123
General partner	11,233			30,358
Total	$65,657			$220,481
Coverage ratio	1.02	x		1.20	x

(1)

Includes $56.2 million and $69.8 million of equity-based compensation associated with the Western Gas Holdings, LLC Equity Incentive Plan, as amended and restated, paid and contributed by Anadarko during the three months and year ended December 31, 2012, respectively.

(2)

Includes the Partnership’s 51% share prior to August 1, 2012, and 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(3)	Net of a prior period adjustment reclassifying approximately $0.7 million from capital expenditures to operating expenses for the year ended December 31, 2012.

(4)

Excludes income of $0.4 million and $0.6 million for the three months ended December 31, 2012 and 2011, respectively, and $1.6 million for each of the years ended December 31, 2012 and 2011, related to a component of a gas processing agreement accounted for as a capital lease.

(5)	Reflects distributions of $0.52 and $1.96 per unit declared for the three months and year ended December 31, 2012, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA

The Partnership defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, expense in excess of the expense reimbursement cap provided in the omnibus agreement (which cap is no longer effective), interest expense, income tax expense, depreciation, amortization and impairments, and other expense, less income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2012	2011	2012	2011
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income (loss) attributable to Western Gas Partners, LP	$(16,971)	$40,014	$106,986	$174,243
Add:
Distributions from equity investees	5,057	4,011	20,660	15,999
Non-cash equity-based compensation expense (1)	57,101	7,519	73,508	13,754
Interest expense	11,942	8,607	42,060	30,345
Income tax expense	559	3,454	1,258	19,018
Depreciation, amortization and impairments (2)	35,418	32,869	114,932	109,151
Other expense (2)	—	—	1,665	3,683
Less:
Equity income, net	5,359	3,579	16,111	11,261
Interest income, net – affiliates	4,225	9,568	16,900	28,560
Other income (2) (3)	181	288	368	2,049
Adjusted EBITDA	$83,341	$83,039	$327,690	$324,323

Reconciliation of Adjusted EBITDA to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$83,341	$83,039	$327,690	$324,323
Adjusted EBITDA attributable to noncontrolling interests	3,505	5,057	17,214	16,850
Interest income (expense), net	(7,717)	961	(25,160)	(1,785)
Non-cash equity-based compensation expense (1)	(56,153)	(6,723)	(69,791)	(10,264)
Debt-related amortization and other items, net	591	510	2,319	3,110
Current income tax expense	(368)	(5,532)	(553)	(16,414)
Other income (expense), net (3)	183	291	(1,292)	(1,628)
Distributions from equity investees less than (in excess of) equity income, net	302	(432)	(4,549)	(4,738)
Changes in operating working capital:
Accounts receivable and natural gas imbalance receivable	(16,524)	6,003	(14,219)	(13,260)
Accounts payable, accrued liabilities and natural gas imbalance payable	(60,110)	1,387	11,622	29,625
Other	1,290	(791)	3,392	1,352
Net cash provided by (used in) operating activities	$(51,660)	$83,770	$246,673	$327,171

Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$246,673	$327,171
Net cash used in investing activities			$(1,071,127)	$(472,951)
Net cash provided by financing activities			$1,017,876	$345,265

(1)

Includes $56.2 million and $69.8 million of equity-based compensation associated with the Western Gas Holdings, LLC Equity Incentive Plan, as amended and restated, paid and contributed by Anadarko during the three months and year ended December 31, 2012, respectively.

(2)

Includes the Partnership’s 51% share prior to August 1, 2012, and 75% share after August 1, 2012, of depreciation, amortization and impairments; other expense; and other income attributable to Chipeta.

(3)

Excludes income of $0.4 million and $0.6 million for the three months ended December 31, 2012 and 2011, respectively, and $1.6 million for each of the years ended December 31, 2012 and 2011, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2012	2011	2012	2011

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$85,334	$78,897	$321,183	$301,329
Natural gas, natural gas liquids and condensate sales	121,521	130,583	508,339	502,383
Equity income and other, net	5,982	5,717	19,918	19,553
Total revenues	212,837	215,197	849,440	823,265
Operating expenses
Cost of product	81,360	86,606	336,079	327,371
Operation and maintenance	34,303	31,245	131,344	119,104
General and administrative	62,833	14,484	97,066	39,114
Property and other taxes	4,690	3,277	19,688	16,579
Depreciation, amortization and impairments	35,991	33,491	117,261	111,904
Total operating expenses	219,177	169,103	701,438	614,072
Operating income (loss)	(6,340)	46,094	148,002	209,193
Interest income, net – affiliates	4,225	9,568	16,900	28,560
Interest expense	(11,942)	(8,607)	(42,060)	(30,345)
Other income (expense), net	579	851	292	(44)
Income (loss) before income taxes	(13,478)	47,906	123,134	207,364
Income tax expense	559	3,454	1,258	19,018
Net income (loss)	(14,037)	44,452	121,876	188,346
Net income attributable to noncontrolling interests	2,934	4,438	14,890	14,103
Net income (loss) attributable to Western Gas Partners, LP	$(16,971)	$40,014	$106,986	$174,243
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$(16,971)	$40,014	$106,986	$174,243
Pre-acquisition net (income) loss allocated to Anadarko	—	(5,587)	—	(34,084)
General partner interest in net (income) loss	(9,581)	(2,915)	(28,089)	(8,599)
Limited partners’ interest in net income (loss)	$(26,552)	$31,512	$78,897	$131,560

Net income (loss) per unit – basic and diluted
Common units	$(0.27)	$0.35	$0.84	$1.64
Subordinated units (1)	$—	$—	$—	$1.28
Weighted average units outstanding – basic and diluted
Common units	97,832	90,141	93,936	67,333
Subordinated units (1)	—	—	—	16,431

(1)

All subordinated units were converted to common units on a one-for-one basis on August 15, 2011. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011.

Western Gas Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

thousands except number of units	December 31, 2012	December 31, 2011

Current assets	$465,333	$256,448
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	2,473,375	2,052,224
Other assets	277,354	268,954
Total assets	$3,476,062	$2,837,626

Current liabilities	$157,258	$76,596
Long-term debt	1,168,278	669,178
Asset retirement obligations and other	70,050	174,546
Total liabilities	$1,395,586	$920,320

Equity and partners’ capital
Common units (104,660,553 and 90,140,999 units issued and outstanding at December 31, 2012 and 2011, respectively)	$1,957,066	$1,495,253
General partner units (2,135,930 and 1,839,613 units issued and outstanding at December 31, 2012 and 2011, respectively)	52,752	31,729
Net investment by Anadarko	—	269,600
Noncontrolling interests	70,658	120,724
Total liabilities, equity and partners’ capital	$3,476,062	$2,837,626

Western Gas Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
thousands	2012	2011

Cash flows from operating activities
Net income	$121,876	$188,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	117,261	111,904
Change in other items, net	7,536	26,921
Net cash provided by operating activities	$246,673	$327,171

Cash flows from investing activities
Capital expenditures	$(459,306)	$(142,946)
Acquisitions from affiliates	(611,719)	(28,837)
Acquisitions from third parties	—	(301,957)
Investments in equity affiliates	(862)	(93)
Proceeds from sale of assets to affiliates	760	382
Proceeds from sale of assets to third parties	—	500
Net cash used in investing activities	$(1,071,127)	$(472,951)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,041,648	$1,055,939
Repayments of debt	(549,000)	(869,000)
Proceeds from issuance of common and general partner units, net of offering expenses	625,877	335,317
Distributions to unitholders	(197,850)	(140,118)
Contributions from noncontrolling interest owners	29,108	33,637
Distributions to noncontrolling interest owners	(17,303)	(17,478)
Net contributions from (distributions to) Anadarko	85,396	(53,032)
Net cash provided by financing activities	$1,017,876	$345,265

Net increase (decrease) in cash and cash equivalents	$193,422	$199,485
Cash and cash equivalents at beginning of period	226,559	27,074
Cash and cash equivalents at end of period	$419,981	$226,559

Western Gas Partners, LP

OPERATING STATISTICS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
MMcf/d except per-unit amounts	2012	2011	2012	2011

Throughput
Gathering, treating and transportation (1)	1,187	1,304	1,238	1,321
Processing (2)	1,201	1,025	1,187	962
Equity investment (3)	232	218	235	198
Total throughput (4)	2,620	2,547	2,660	2,481
Throughput attributable to noncontrolling interests	151	255	228	242
Total throughput attributable to Western Gas Partners, LP	2,469	2,292	2,432	2,239
Gross margin per Mcf attributable to Western Gas Partners, LP (5)	$0.56	$0.58	$0.55	$0.58

(1)

Excludes average NGL pipeline volumes of 24 MBbls/d and 26 MBbls/d for the three months ended December 31, 2012 and 2011, respectively, and 25 MBbls/d and 24 MBbls/d for the years ended December 31, 2012 and 2011, respectively. Includes 100% of Wattenberg system volumes for all periods presented.

(2)

Consists of 100% of Chipeta and Hilight system volumes, 100% of the Granger and Red Desert complex volumes, 50% of Newcastle system volumes, and throughput beginning March 2011 attributable to the Platte Valley system.

(3)

Represents our 14.81% share of Fort Union and 22% share of Rendezvous gross volumes, and excludes our 10% share of average White Cliffs pipeline volumes consisting of 7 MBbls/d and 4 MBbls/d for the three months ended December 31, 2012 and 2011, respectively, and 6 MBbls/d and 4 MBbls/d for the years ended December 31, 2012 and 2011, respectively.

(4)	Includes affiliate, third-party and equity-investment volumes.

(5)

Average for period. Calculated as gross margin, excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product, divided by total throughput attributable to the Partnership (excluding throughput measured in barrels). Calculation includes gross margin attributable to our NGL pipelines and income attributable to our investments in Fort Union, White Cliffs and Rendezvous and volumes attributable to our investments in Fort Union and Rendezvous.

Western Gas Equity Partners, LP

CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION

(Unaudited)

thousands except per-unit amount	Three Months Ended December 31, 2012
Distributions declared by Western Gas Partners, LP:
General partner interest	$1,313
Incentive distribution rights	9,921
Common units held by WGP	25,634
Less:
Public company general and administrative expense	516
Distributions received attributable to the pre-IPO period and other	28,500
Cash available for distribution	$7,852

Declared distribution per common unit (1)	$0.03587

Distributions declared by Western Gas Equity Partners, LP	$7,852

(1)	Represents a prorated quarterly distribution of $0.165.

Western Gas Equity Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2012	2011	2012	2011

Revenues
Gathering, processing and transportation of natural gas and natural gas liquids	$85,334	$78,897	$321,183	$301,329
Natural gas, natural gas liquids and condensate sales	121,521	130,583	508,339	502,383
Equity income and other, net	5,982	5,717	19,918	19,553
Total revenues	212,837	215,197	849,440	823,265
Operating expenses
Cost of product	81,360	86,606	336,079	327,371
Operation and maintenance	34,303	31,245	131,344	119,104
General and administrative	63,349	14,484	97,582	39,114
Property and other taxes	4,690	3,277	19,688	16,579
Depreciation, amortization and impairments	35,991	33,491	117,261	111,904
Total operating expenses	219,693	169,103	701,954	614,072
Operating income (loss)	(6,856)	46,094	147,486	209,193
Interest income, net – affiliates	4,225	9,568	16,900	28,560
Interest expense	(11,942)	(8,607)	(42,060)	(30,345)
Other income (expense), net	579	851	292	(44)
Income (loss) before income taxes	(13,994)	47,906	122,618	207,364
Income tax (benefit) expense	(450)	9,664	29,452	45,664
Net income (loss)	(13,544)	38,242	93,166	161,700
Net income (loss) attributable to noncontrolling interests	(12,077)	22,041	59,181	86,057
Net income (loss) attributable to Western Gas Equity Partners, LP	$(1,467)	$16,201	$33,985	$75,643
Limited partners’ interest in net income (loss): (1)
Net income (loss) attributable to Western Gas Equity Partners, LP	$(1,467)		$33,985
Results attributable to the pre-IPO period (2)	(8,347)		(43,799)
Limited partners’ interest in net income (loss)	$(9,814)		$(9,814)

Net income (loss) per common unit – basic and diluted (1)	$(0.04)		$(0.04)

Weighted average number of common units outstanding – basic and diluted (1)	218,896		218,896

(1)	Amounts not applicable prior to WGP’s IPO on December 12, 2012.
(2)	Includes financial results prior to WGP’s IPO on December 12, 2012.

Western Gas Equity Partners, LP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

thousands except number of units	December 31, 2012	December 31, 2011

Current assets	$466,225	$256,448
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	2,473,375	2,052,224
Other assets	277,354	268,954
Total assets	$3,476,954	$2,837,626

Current liabilities	$158,207	$112,222
Long-term debt	1,168,278	669,178
Asset retirement obligations and other	70,050	589,272
Total liabilities	$1,396,535	$1,370,672

Equity and partners’ capital
Common units (218,895,515 issued and outstanding at December 31, 2012)	$912,376	$—
Net investment by Anadarko	—	528,873
Noncontrolling interests	1,168,043	938,081
Total liabilities, equity and partners’ capital	$3,476,954	$2,837,626

Western Gas Equity Partners, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
thousands	2012	2011

Cash flows from operating activities
Net income	$93,166	$161,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	117,261	111,904
Change in other items, net	(24,320)	(382)
Net cash provided by operating activities	$186,107	$273,222

Cash flows from investing activities
Capital expenditures	$(459,306)	$(142,946)
Acquisitions from affiliates	(611,719)	(28,837)
Acquisitions from third parties	—	(301,957)
Investments in equity affiliates	(862)	(93)
Other	760	882
Net cash used in investing activities	$(1,071,127)	$(472,951)

Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,041,648	$1,055,939
Repayments of debt	(549,000)	(869,000)
Proceeds from issuance of WES common units, net of offering expenses	211,932	328,345
Proceeds from issuance of WGP common units, net of offering expenses	410,579	—
Contributions received from Chipeta noncontrolling interest owners (including Anadarko)	29,108	33,637
Distributions to Chipeta noncontrolling interest owners (including Anadarko)	(17,303)	(17,478)
Distributions to WES noncontrolling interest owners	(99,570)	(72,079)
Net contributions from (distributions to) Anadarko	53,623	(60,150)
Net cash provided by financing activities	$1,081,017	$399,214

Net increase (decrease) in cash and cash equivalents	$195,997	$199,485
Cash and cash equivalents at beginning of period	226,559	27,074
Cash and cash equivalents at end of period	$422,556	$226,559